Exhibit 99.1

Mastech Holdings, CEO Resigns and Board Appoints Successor

Pittsburgh, PA, February 29, 2016.— Mastech Holdings, Inc. (NYSE MKT: MHH), a national provider of Information Technology staffing services, announced today that D. Kevin Horner has resigned as President and Chief Executive Officer and Director of the Board. Mastech’s Board of Directors has appointed Vivek Gupta as his successor as President and CEO and Director of the Board, effective March 1, 2016.

Horner joined Mastech as CEO in October 2011 and had served on the Board of Directors since 2008. During his tenure, the Company’s annual revenues grew from approximately $80 million to $123 million and he led the Company through its 2015 acquisition of the U.S. IT staffing business of Hudson Global Resources Management.

“I want to thank the Board, Mastech employees and customers for their support and am proud of the great things we have accomplished despite the often challenging environment for the staffing industry,” said Horner.

“The Board would like to thank Kevin for his years of service and many contributions to Mastech as CEO and as a Director” stated Sunil Wadhwani and Ashok Trivedi, Co-Chairmen of its Board of Directors.

Gupta, age 52, joins Mastech from RPG Enterprises where he served as the Chief Executive- Americas, RPG Group since October 2015. From 2011 to October 2015, Gupta served as the Chief Executive of Global Infrastructure Management Services at Zensar, a global information technology services company and part of the RPG Group. He joined Zensar in 1984 and served there in a number of senior executive positions in the U.S., Europe and India.

Commenting on the appointment, Co-Chairmen Wadhwani and Trivedi stated, “We are very pleased to have someone with Gupta’s experience and depth of knowledge in the information technology space to guide Mastech during this next stage of its development.”

“I am honored and excited about the opportunity to lead this great organization. And I look forward to working with all of Mastech’s talented and dedicated employees to help build profitable growth and value for all of the company’s stakeholders, including the shareholders, customers, and employees” said Gupta.

About Mastech Holdings, Inc.:

Leveraging the power of 29 years of IT experience, Mastech (NYSE MKT: MHH) provides Information Technology Staffing services in the disciplines which drive today’s business operations. More information about Mastech can be found at Mastech’s website: www.mastech.com.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to projections of revenues, earnings, and cash flow. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for its services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market conditions that could cause the Company’s customers to reduce their spending for its services, and the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2014.

For more information, contact:

Donna Kijowski

Manager, Investor Relations

Mastech Holdings, Inc.

888.330.5497

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